UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.         )

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

BBX Capital Corporation

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

BBX Capital Corporation

401 East Las Olas Boulevard, Suite 800

Fort Lauderdale, Florida 33301

June 29, 2020

Dear Shareholder:

The accompanying Information Statement is being delivered by BBX Capital Corporation (the “Company”) to its shareholders in connection with a recently approved amendment to the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), in order to effect a one-for-five reverse split of the Company’s Class A Common Stock and Class B Common Stock (such reverse split and the related amendments to the Company’s Articles of Incorporation as described in the accompanying Information Statement, collectively, the “Reverse Stock Split”). At the effective time of the Reverse Stock Split, each five shares of the Company’s Class A Common Stock outstanding will automatically be converted into one share of the Company’s Class A Common Stock, and each five shares of the Company’s Class B Common Stock outstanding will automatically be converted into one share of the Company’s Class B Common Stock. Fractional shares which would otherwise result from the Reverse Stock Split will be rounded up to the next largest whole share. Other than immaterial adjustments as a result of the rounding up of fractional shares, the Reverse Stock Split will have no impact on your proportionate ownership or voting interest in the Company. As described in further detail in the accompanying Information Statement, among other ratable adjustments, the number of authorized shares of the Company’s Class A Common Stock and Class B Common Stock will be ratably reduced as part of the Reverse Stock Split. Under Florida law, the Reverse Stock Split will be effected by the Company through the filing of Articles of Amendment to the Company’s Articles of Incorporation.

The Reverse Stock Split was approved by the Company’s Board of Directors and by an action by written consent without a meeting of holders of shares of the Company’s Class B Common Stock representing a majority of the shares of the Company’s Class B Common Stock which are outstanding and would have been entitled to vote on the Reverse Stock Split if presented at a meeting of the Company’s shareholders. Shareholder approval of the Reverse Stock Split was not required by Florida law or other applicable law, rule or regulation. However, pursuant to the special class voting rights of the Company’s Class B Common Stock set forth in the Company’s Articles of Incorporation, the holders of the Company’s Class B Common Stock were required to approve the Reverse Stock Split because it will result in a reduction in the number of outstanding shares of Class B Common Stock. The action approving the Reverse Stock Split by written consent without a meeting was delivered to the Company on June 26, 2020. No action by the holders of the Company’s Class A Common Stock was required or taken.

We are not asking you for a proxy and you are requested not to send us a proxy. Because the Reverse Stock Split has been approved by the Company’s Board of Directors and by the action by written consent of the holders of the Company’s Class B Common Stock described above, the requisite approval for these actions has already been obtained. As a result, shareholders are not being asked for proxies to vote their shares with respect to the Reverse Stock Split, and no meeting of shareholders will be held to consider the Reverse Stock Split.

The accompanying Information Statement is being provided to you pursuant to Florida law and Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and contains more detailed information concerning the Reverse Stock Split. You are urged to read the Information Statement in its entirety, including the Form of Articles of Amendment to the Company’s Articles of Incorporation attached as Appendix A to the Information Statement.

Under Rule 14c-2(b) of the Securities Exchange Act of 1934, the Reverse Stock Split may be effected no earlier than 20 calendar days following the date on which the Information Statement is first mailed to the Company’s shareholders. It is currently expected that the Reverse Stock Split will be effected upon or promptly following the expiration of such 20 calendar day period. However, subject to the required 20 calendar day waiting period, the effective time of the Reverse Stock Split will be determined by the Company’s Board of Directors, in its discretion. The Board, in its discretion, may also determine to abandon the Reverse Stock Split at any time prior to its consummation.

On behalf of the Company’s Board of Directors and employees, I would like to express our appreciation for your continued support.

Sincerely,

Alan B. Levan
Chairman and Chief Executive Officer

BBX Capital Corporation

401 East Las Olas Boulevard, Suite 800

Fort Lauderdale, Florida 33301

Information Statement

This Information Statement is first being mailed on July 2, 2020 to the shareholders of BBX Capital Corporation, a Florida corporation (the “Company”), as of the close of business on June 26, 2020 in connection with a recently approved amendment to the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), in order to effect a one-for-five reverse split of the Company’s Class A Common Stock and Class B Common Stock (such reverse split and the related amendments to the Company’s Articles of Incorporation as described in this Information Statement, collectively, the “Reverse Stock Split”).

At the effective time of the Reverse Stock Split, each five shares of the Company’s Class A Common Stock outstanding will automatically be converted into one share of the Company’s Class A Common Stock, and each five shares of the Company’s Class B Common Stock outstanding will automatically be converted into one share of the Company’s Class B Common Stock. Fractional shares which would otherwise result from the Reverse Stock Split will be rounded up to the next largest whole share. Other than immaterial adjustments as a result of the rounding up of fractional shares, the Reverse Stock Split will have no impact on your proportionate ownership or voting interest in the Company. As described in further detail below, among other ratable and adjustments, the number of authorized shares of the Company’s Class A Common Stock and Class B Common Stock will be ratably reduced as part of the Reverse Stock Split. Under Florida law, the Reverse Stock Split will be effected by the Company through the filing of Articles of Amendment to the Company’s Articles of Incorporation.

This Information Statement contains more detailed Information regarding the Reverse Stock Split. You are urged to read this Information Statement in its entirety, including the Form of Articles of Amendment to the Company’s Articles of Incorporation attached as Appendix A to this Information Statement.

The Company’s Board of Directors approved the Reverse Stock Split on June 16, 2020. Shareholder approval of the Reverse Stock Split was not required by Florida law or other applicable law, rule or regulation. However, pursuant to the special class voting rights of the Company’s Class B Common Stock set forth in the Company’s Articles of Incorporation, the holders of the Company’s Class B Common Stock were required to approve the Reverse Stock Split because it will result in a reduction in the number of outstanding shares of Class B Common Stock. On June 26, 2020, the Company received an action by written consent without a meeting from Alan B. Levan, the Company’s Chairman and Chief Executive Officer, John E. Abdo, the Company’s Vice Chairman, Jarett S. Levan, President and a director of the Company, Seth M. Wise, an Executive Vice President and director of the Company, and certain of their respective affiliates, approving the Reverse Stock Split with respect to all of the 17,581,131 shares of the Company’s Class B Common Stock which they are entitled to vote. These shares represent approximately 95.2% of the total 18,466,848 shares of the Company’s Class B Common Stock outstanding and which would have been entitled to vote on the Reverse Stock Split if it were presented for a shareholder vote at a meeting. The action by written consent was sufficient to approve the Reverse Stock Split on behalf of the holders of the Company’s Class B Common Stock and, accordingly, satisfy all shareholder approval requirements of the Reverse Stock Split without any further shareholder action.

Under Rule 14c-2(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Reverse Stock Split may be consummated no earlier than 20 calendar days after the initial mailing date of this

Information Statement indicated above. It is currently expected that the Reverse Stock Split will be effected upon or promptly following the expiration of such 20 calendar day period. However, subject to the required 20 calendar day waiting period, the effective time of the Reverse Stock Split will be determined by the Company’s Board of Directors, in its discretion. The Board, in its discretion, may also determine to abandon the Reverse Stock Split at any time prior to its consummation.

The Company’s shareholders are not entitled to appraisal rights in connection with the Reverse Stock Split.

This Information Statement is being provided to the Company’s shareholders for informational purposes only in compliance with the requirements of Regulation 14C of the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder. The distribution of this Information Statement to the Company’s shareholders also satisfies the notice requirements of Florida law with respect to the approval of the Reverse Stock Split by written consent of the holders of the Company’s Class B Common Stock without a meeting.

We are not asking you for a proxy and you are requested not to send us a proxy. Because the Reverse Stock Split has been approved by the Company’s Board of Directors and by the written consent of the holders of the Company’s Class B Common Stock as described above, the requisite approval of the Reverse Stock Split has already been obtained. As a result, shareholders are not being asked for proxies to vote their shares with respect to the Reverse Stock Split, and no meeting of shareholders will be held to consider the Reverse Stock Split.

THE REVERSE STOCK SPLIT

General

On June 16, 2020, the Company’s Board of Directors approved, subject to the required approval of the holders of the Company’s Class B Common Stock pursuant to the Company’s Articles of Incorporation, an amendment to the Company’s Articles of Incorporation to effect a one-for-five reverse split of the Company’s Class A Common Stock and Class B Common Stock and make ratable adjustments to other provisions of the Company’s Articles of Incorporation, including, without limitation, a ratable reduction in the number of authorized shares of the Company’s Class A Common Stock and Class B Common Stock, as described below (collectively, the “Reverse Stock Split”).

Shareholder Approval

Shareholder approval of the Reverse Stock Split was not required by Florida law or other applicable law, rule or regulation. However, pursuant to the special class voting rights of the Company’s Class B Common Stock set forth in the Company’s Articles of Incorporation, the holders of the Company’s Class B Common Stock were required to approve the Reverse Stock Split because it will result in a reduction in the number of outstanding shares of Class B Common Stock. On June 26, 2020, the Company received an action approving the Reverse Stock Split by written consent without a meeting of holders of shares of the Company’s Class B Common Stock representing a majority of the shares of the Company’s Class B Common Stock outstanding and which would have been entitled to vote on the Reverse Stock Split if presented at a meeting of the Company’s shareholders. This action by written consent was sufficient to approve the Reverse Stock Split on behalf of the holders of the Company’s Class B Common Stock and, accordingly, satisfy all shareholder approval requirements of the Reverse Stock Split without any further shareholder action.

Effecting the Reverse Stock Split; Articles of Amendment

Under Florida law, the Reverse Stock Split will be effected by the Company through the filing of Articles of Amendment to the Company’s Articles of Incorporation. A form of the Articles of Amendment to the Company’s Articles of Incorporation is attached to this Information Statement as Appendix A and is incorporated herein by reference. Under Rule 14c-2(b) of the Exchange Act, the Reverse Stock Split may be consummated no earlier than 20 calendar days after the initial mailing date of this Information Statement. It is currently expected that the Reverse Stock Split will be effected upon or promptly following the expiration of such 20 calendar day period. However, subject to the required 20 calendar day waiting period, the effective time of the Reverse Stock Split will be determined by the Company’s Board of Directors, in its discretion. The Board, in its discretion, may also determine to abandon the Reverse Stock Split at any time prior to its consummation.

Effects of the Reverse Stock Split

Reverse Split of Outstanding Shares

At the effective time of the Reverse Stock Split, each five shares of the Company’s Class A Common Stock outstanding will automatically convert into one share of Class A Common Stock, and each five shares of the Company’s Class B Common Stock outstanding will automatically convert into one share of Class B Common Stock. Fractional shares which would otherwise result from the Reverse Stock Split will be rounded up to the next largest whole share. Other than immaterial adjustments as a result of the rounding up of fractional shares, the Reverse Stock Split will have no impact on your proportionate ownership or voting interest in the Company.

Ratable Adjustments

Authorized Shares

In addition to the combination of outstanding shares, the Articles of Amendment effecting the Reverse Stock Split will also ratably decrease the number of authorized shares of the Company’s Class A Common Stock from 150,000,000 shares to 30,000,000 shares and the number of authorized shares of the Company’s Class B Common Stock from 20,000,000 shares to 4,000,000 shares.

Class B Outstanding Share Thresholds Relating to the Fixed Voting Percentages of the Common Stock

The Company’s Articles of Incorporation currently provide that (i) until the total number of outstanding shares of the Company’s Class B Common Stock falls below 1,800,000 shares, the Company’s Class A Common Stock will represent in the aggregate 22% of the total voting power of the Company’s Class A Common Stock and Class B Common Stock, and the Company’s Class B Common Stock will represent in the aggregate 78% of the total voting power of the Company’s Class A Common Stock and Class B Common Stock, (ii) if the total number of outstanding shares of the Company’s Class B Common Stock is less than 1,800,000 shares but greater than 1,400,000 shares, then the Company’s Class A Common Stock will represent in the aggregate 40% of the total voting power of the Company’s Class A Common Stock and Class B Common Stock, and the Company’s Class B Common Stock will represent in the aggregate 60% of the total voting power of the Company’s Class A Common Stock and Class B Common Stock, (iii) if the total number of outstanding shares of the Company’s Class B Common Stock is less than 1,400,000 shares but greater than 500,000 shares, then the Company’s Class A Common Stock will represent in the aggregate 53% of the total voting power of the Company’s Class A Common Stock and Class B Common Stock, and the Company’s Class B Common Stock will represent in the aggregate 47% of the total voting power of the Company’s Class A Common Stock and Class B Common Stock, and (iv) if the total number of outstanding shares of the Company’s Class B Common Stock is less than 500,000 shares, then the fixed voting percentages will be eliminated and each share of the Company’s Class A Common Stock and Class B Common Stock will be entitled to one vote on each matter presented to a vote of the Company’s shareholders. In accordance with the provision in the Company’s Articles of Incorporation which provides for proportional and appropriate adjustment of such thresholds in the event of a reorganization, recapitalization, merger or stock split affecting the Company’s Class B Common Stock, the Articles of Amendment effecting the Reverse Stock Split will ratably decrease each of the above-described share thresholds.

As of June 26, 2020, there were 18,466,848 shares of the Company’s Class B Common Stock outstanding. Subject to any change in the number of outstanding shares of the Company’s Class B Common Stock between June 26, 2020 and the effective time of the Reverse Stock Split, there are expected to be 3,693,370 shares of the Company’s Class B Common Stock immediately following, and after giving effect to, the Reverse Stock Split.

Equity Compensation Plan and Awards

In connection with the Reverse Stock Split, the number of shares of the Company’s Class A Common Stock and Class B Common Stock available for issuance under the Company’s equity compensation plan and the number of shares of Class A Common Stock and Class B Common Stock subject to outstanding restricted stock awards and other instruments exercisable for, or convertible into, shares of Class A Common Stock will be ratably decreased, and the exercise price of any outstanding options will be ratably increased.

Stock Certificates

Following the consummation of the Reverse Stock Split, shareholders may be provided with instructions from the Company or American Stock Transfer & Trust Company, LLC (“AST”), the Company’s transfer agent, regarding the exchange of certificates representing pre-split shares for certificates representing post-split shares. Shareholders should not destroy any stock certificates and should not send in or otherwise surrender for exchange any of their stock certificates until they receive any instructions for exchange following the Reverse Stock Split and, then, only in compliance with such instructions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 26, 2020, certain information as to the Company’s Class A Common Stock and Class B Common Stock beneficially owned by persons known by the Company to own in excess of 5% of the outstanding shares of such stock. In addition, the table includes information regarding the shares of the Company’s Class A Common Stock and Class B Common Stock beneficially owned by (i) each of the Company’s Named Executive Officers (as defined in Item 402 of Regulation S-K promulgated by the SEC under the Exchange Act), (ii) each of the Company’s directors, and (iii) all of the Company’s directors and executive officers as a group. Management knows of no person, except as listed below, who beneficially owned more than 5% of the outstanding shares of the Company’s Class A Common Stock or Class B Common Stock as of June 26, 2020. Except as otherwise indicated, the information provided in the following table was obtained from filings with the SEC and the Company pursuant to the Exchange Act. For purposes of the following table, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of the Company’s Class A Common Stock or Class B Common Stock which he or she has or shares, directly or indirectly, voting or investment power, or which he or she has the right to acquire beneficial ownership of at any time within 60 days after June 26, 2020. As used herein, “voting power” is the power to vote, or direct the voting of, shares, and “investment power” includes the power to dispose of, or direct the disposition of, such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

Name of Beneficial Owner	Notes	Class A Common Stock Ownership	Class B Common Stock Ownership	Percent of Class A Common Stock	Percent of Class B Common Stock
Levan BFC Stock Partners LP	(1,2,3,6)	—	1,684,571	2.1%	9.1%
Levan Partners LLC	(1,2,3,6)	4,930,982	707,882	7.2%	3.8%
Alan B. Levan	(1,2,3,4,5,6,7)	8,800,271	17,581,131	25.6%	95.2%
John E. Abdo	(1,2,3,5)	5,326,422	7,476,548	13.9%	40.5%
Seth M. Wise	(1,2,7,8)	987,217	1,675,785	3.0%	9.1%
Jarett S. Levan	(1,2,6,7)	956,971	1,713,026	4.6%	18.4%
Raymond S. Lopez	(1,2)	48,626	117,155	*	*
Norman H. Becker	(2)	6,020	—	*	0.0%
Andrew R. Cagnetta, Jr.	(2)	5,000	—	*	0.0%
Steven M. Coldren	(2)	9,463	—	*	0.0%
Darwin Dornbush	(2)	50,412	—	*	0.0%
Willis N. Holcombe	(2)	0	—	0.0%	0.0%
Joel Levy	(2)	61,558	—	*	0.0%
William Nicholson	(2)	60,000	—	*	0.0%
Anthony P. Segreto	(2)	—	—	0.0%	0.0%
Neil Sterling	(2)	—	—	0.0%	0.0%
Gregory A. Haile	(2)	—	—	0.0%	0.0%
Dr. Herbert A. Wertheim	(1,9)	3,968,157	416,448	5.6%	2.3%
All directors and executive officers of the Company as a group (15 persons)	(1,2,3,4,5,6,7,8)	16,311,960	17,698,286	33.7%	95.8%

(1)

Unrestricted shares of the Company’s Class B Common Stock are convertible on a share-for-share basis into shares of the Company’s Class A Common Stock at any time at the beneficial owner’s discretion. The number of shares of Class B Common Stock held by each beneficial owner and convertible within 60 days after June 26, 2020 into shares of Class A Common Stock is not separately included in the “Class A Common Stock Ownership” column, but is included for the purpose of calculating the percent of Class A Common Stock held by each beneficial owner. The Class B share holdings of Mr. Alan Levan, Mr. Abdo, Mr. Jarett Levan, Mr. Wise and Mr. Lopez include 915,622 shares, 1,064,457 shares, 303,486 shares,

303,486 shares and 55,352 shares, respectively, which are restricted shares that cannot be converted into shares of Class A Common Stock within 60 days but over which the applicable individual has voting power.
(2)	Mailing address is 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301.
(3)

The Company may be deemed to be controlled by Messrs. Alan Levan and Abdo, who collectively may be deemed to have an aggregate beneficial ownership of shares of the Company’s Class A Common Stock and Class B Common Stock representing approximately 78.2% of the total voting power of the Company’s Common Stock.

(4)

Mr. Alan Levan’s beneficial holdings include the 4,930,982 shares of Class A Common Stock and 707,882 shares of Class B Common Stock owned by Levan Partners LLC and the 1,684,571 shares of Class B Common Stock owned by Levan BFC Stock Partners LP. Mr. Alan Levan’s beneficial holdings also include 11,701 shares of Class A Common Stock and 1,200 shares of Class B Common Stock held of record by his wife, 36,711 shares of Class A Common Stock held through trusts for the benefit of his children and 393,499 of Class A Common Stock held by the Susie and Alan B. Levan Family Foundation. In addition, Mr. Alan Levan’s beneficial holdings of Class B Common Stock include the shares of Class B Common Stock held by Mr. Abdo, Mr. Jarett Levan and Mr. Wise, as described below.

(5)

Mr. Alan Levan and Mr. Abdo are parties to an agreement pursuant to which Mr. Abdo has granted to Mr. Alan Levan a proxy to vote the shares of Class B Common Stock that Mr. Abdo beneficially owns. As a result, the shares of Class B Common Stock beneficially owned by Mr. Abdo are included in Mr. Alan Levan’s beneficial holdings in the table. Mr. Abdo has also agreed not to sell any of his shares of Class B Common Stock without first converting those shares into shares of Class A Common Stock. Pursuant to the agreement, Mr. Alan Levan and Mr. Abdo have also agreed to vote their shares of Class B Common Stock in favor of the election of the other to the Company’s Board of Directors for so long as they are willing and able to serve as directors of the Company. The agreement also provides for Mr. Jarett Levan to succeed to Mr. Alan Levan’s rights under the agreement in the event of Mr. Alan Levan’s death or disability.

(6)

Mr. Alan Levan and Mr. Jarett Levan are parties to an agreement pursuant to which Mr. Jarett Levan has agreed to vote the shares of Class B Common Stock that he owns or otherwise has the right to vote in the same manner as Mr. Alan Levan votes his shares of Class B Common Stock. As a result, the shares of Class B Common Stock beneficially owned by Mr. Jarett Levan are included in Mr. Alan Levan’s beneficial holdings in the table. Mr. Jarett Levan has also agreed, subject to certain exceptions, not to transfer certain of his shares of Class B Common Stock and to obtain the consent of Mr. Alan Levan prior to the conversion of certain of his shares of Class B Common Stock into shares of Class A Common Stock. Pursuant to the agreement, Mr. Alan Levan and Mr. Jarett Levan have also agreed to vote their shares of Class B Common Stock in favor of the election of the other to the Company’s Board of Directors for so long as they are willing and able to serve as directors of the Company.

(7)

Mr. Jarett Levan and Mr. Wise are parties to an agreement pursuant to which Mr. Wise has agreed to vote the shares of Class B Common Stock that he owns or otherwise has the right to vote in the same manner as Mr. Jarett Levan’s shares of Class B Common Stock are voted. As a result of this agreement and the above-described agreement between Mr. Alan Levan and Mr. Jarett Levan, the shares of Class B Common Stock beneficially owned by Mr. Wise are included in Mr. Alan Levan’s beneficial holdings in the table. Mr. Wise has also agreed, subject to certain exceptions, not to transfer certain of his shares of Class B Common Stock or convert such shares of Class B Common Stock into shares of Class A Common Stock, in each case, without first offering Mr. Jarett Levan the right to purchase such shares. Pursuant to the agreement, Mr. Jarett Levan and Mr. Wise have also agreed to vote, or cause to be voted, their shares of Class B Common Stock in favor of the election of the other to the Company’s Board of Directors for so long as they are willing and able to serve as directors of the Company.

(8)	Mr. Wise’s holdings of Class A Common Stock include 247 shares held in his spouse’s IRA which he may be deemed to beneficially own.
(9)

Dr. Wertheim’s ownership was reported in a Rebuttal of Control Agreement filed on December 20, 1996 with the Office of Thrift Supervision (as adjusted for stock splits since the date of filing). The Rebuttal of Control Agreement indicated that Dr. Wertheim had no intention to directly or indirectly manage or control the Company. Dr. Wertheim’s mailing address, as reported by him, is 191 Leucadendra Drive, Coral Gables, Florida 33156.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act. Accordingly, the Company files quarterly, annual and current reports, proxy and information statements and other reports with the SEC. Copies of these reports and statements are available free of charge on the Company’s website at www.bbxcapital.com as soon as reasonably practicable after the reports are filed with the SEC. Information contained on, or connected to, the Company’s website does not constitute part of this Information Statement. The reports and statements the Company files with the SEC are also available on the SEC’s website at www.sec.gov.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement or information statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement or information statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or AST, the Company’s transfer agent, that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver, or cause to be delivered, promptly upon written or oral request a separate copy of this Information Statement to a shareholder at a shared address to which a single Information Statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy statements or information statements, or if you are receiving multiple proxy statements or information statements and would like to request delivery of a single proxy statement or information statement, please notify your broker if your shares are held in a brokerage account or AST if you are the record holder of your shares. You can notify AST by sending a written request to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, 2nd Floor, Brooklyn, New York 11219, Attention: Customer Service. You can also contact AST’s Customer Service department at (800) 937-5449.

BY ORDER OF THE BOARD OF DIRECTORS

Alan B. Levan
Chairman and Chief Executive Officer

June 29, 2020

Appendix A

FORM OF ARTICLES OF AMENDMENT

TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

BBX CAPITAL CORPORATION

The Amended and Restated Articles of Incorporation, as amended, of BBX Capital Corporation, a Florida corporation (the “Corporation”), are hereby amended pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, and such amendments are as follows:

FIRST: Upon the close of business on the date these Articles of Amendment become effective as set forth below (the “Effective Time”), each five (5) shares of the Corporation’s Class A Common Stock, par value $.01 per share (‘‘Class A Common Stock’’), issued and outstanding shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock, and each five (5) shares of the Corporation’s Class B Common Stock, par value $.01 per share (‘‘Class B Common Stock’’), issued and outstanding shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Class B Common Stock, in each case without any further action by the Corporation or the holder thereof, subject to the treatment of fractional shares as described below (the ‘‘Reverse Stock Split’’). No fractional shares of Class A Common Stock or Class B Common Stock shall be issued in connection with the Reverse Stock Split. Rather, fractional shares created as a result of the Reverse Stock Split shall be rounded up to the next largest whole number, such that, in lieu of fractional shares, each shareholder who otherwise would be entitled to receive fractional shares of Class A Common Stock or Class B Common Stock as a result of the Reverse Stock Split shall instead be entitled to receive the next largest whole number of shares of Class A Common Stock or Class B Common Stock, as the case may be.

SECOND: The first sentence of the second paragraph of Article IV is hereby deleted in its entirety and replaced with the following:

“Special Class A Common Stock. The Corporation is authorized to issue 30,000,000 shares of Special Class A Common Stock at a par value of $0.01 per share.”

THIRD: The first sentence of the second paragraph of Article IV is hereby deleted in its entirety and replaced with the following:

“Class B Common Stock. The Corporation is authorized to issue 4,000,000 shares of Class B Common Stock at a par value of $0.01 per share.”

FOURTH: Section 3(a) and (b) of Article V is hereby deleted in its entirety and replaced with the following:

“(a) Class A Common Stock. On all matters presented for a vote of shareholders, holders of Class A Common Stock shall be entitled to one vote for each share held. Until the total number of outstanding shares of Class B Common Stock shall first fall below 360,000 shares (an “Initial Trigger Event”), the Class A Common Stock shall possess in the aggregate 22% of the total voting power of the Common Stock (as adjusted pursuant to clauses (ii) and (iv) of subparagraph (b) below, the “Class A Percentage”).

(b) Class B Common Stock.

(i) On all matters presented for a vote of shareholders, holders of Class B Common Stock shall be entitled to a number of votes (which may be or include a fraction of a vote) for each share of Class B Common Stock held equal to the quotient derived by dividing (1) the number equal to (x) the total number of shares of Class A Common Stock outstanding on the relevant record date divided by the Class A Percentage less (y) the total number of shares of Class A Common Stock outstanding on such record date by (2) the total number of shares of Class B Common Stock outstanding on such record date.

(ii) Until the occurrence of an Initial Trigger Event, the Class B Common Stock shall possess in the aggregate 78% of the total voting power of the Common Stock (as adjusted pursuant to clauses (ii) and (iv) below, the “Class B Percentage”). From and after the occurrence of an Initial Trigger Event but prior to a Final Trigger Event, the Class A Percentage shall be increased and the Class B Percentage shall be decreased based on the number of shares of Class B Common Stock then issued and outstanding as follows:

(1) if, on the record date for any matter to be voted upon, or consented to, by the Corporation’s shareholders, the number of outstanding shares of Class B Common Stock is less than 360,000 shares but greater than 280,000 shares, then the Class A Percentage shall thereafter be equal to 40% and the Class B Percentage shall thereafter be equal to 60%, in each case until further adjusted in accordance herewith; and

(2) if, on the record date for any matter to be voted upon, or consented to, by the Corporation’s shareholders, the number of outstanding shares of Class B Common Stock is less than 280,000 shares but greater than 100,000 shares, then the Class A Percentage shall thereafter be equal to 53% and the Class B Percentage shall thereafter be equal to 47%.

(iii) Notwithstanding the foregoing nor anything else herein to the contrary, until the occurrence of a Final Trigger Event: (1) at no time shall the Class B Percentage be increased or the Class A Percentage reduced as a result of a change in the number of shares of Class B Common Stock outstanding other than through the operation of subparagraph (e) below; and (2) the Class A Percentage shall never be greater than 53% and the Class B Percentage shall never be less than 47%.

(iv) When the total number of outstanding shares of Class B Common Stock shall first fall below 100,000 shares (a “Final Trigger Event”), thereafter, on all matters presented for a vote or consent of the Corporation’s shareholders, holders of Class A Common Stock and Class B Common Stock shall each be entitled to one vote for each share held and the Class A Percentage and the Class B Percentage shall no longer have any application or effect.”

FIFTH: Subsection 1 of Section 6 of Article V is hereby deleted in its entirety and replaced with the following:

“1. Designation and Amount. The shares of such series shall be designated “Class A Common Stock” (the “Class A Common Stock”) and the number of shares constituting such series shall be 30,000,000.”

EFFECTIVENESS: These Articles of Amendment shall become effective on, and accordingly the Effective Time shall occur on, [                        ], 2020. The amendments set forth in Articles Second, Third, Fourth and Fifth hereof shall become effective contemporaneously with the Reverse Stock Split.

ADOPTION OF AMENDMENTS: The foregoing amendments were duly adopted and approved by the Board of Directors of the Corporation on June 16, 2020 and by the holders of the Corporation’s Class B Common Stock by action by written consent without a meeting delivered to the Company on June 26, 2020. The number of shares in respect of which the written consent was given was sufficient for approval, and no other class of the Corporation’s capital stock was entitled to vote on or consent to the amendments.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be duly executed in its corporate name this      day of                     , 2020.

BBX CAPITAL CORPORATION

By:
Name: Alan B. Levan
Title: Chairman and Chief Executive Officer